UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 29, 2013

Sterling consolidated corp.

(Exact name of registrant as specified in its charter)

Nevada	333-183246	45-1840913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1105 Green Grove Road

Neptune, NJ 07753

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (732) 918-8004

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 29, 2013, Sterling Consolidated Corp. (the “Company”), through a wholly owned subsidiary, ADDR Properties (the “Seller”), sold a parcel of land (the “Land”) with the buildings, improvements, and structure thereon (“Improvements,” together with the Land, the “Premises”) to Old Bridge Realty Partner, LLC, or its nominee or assignee (the “Purchaser”) for a purchase price of Six Hundred and Fifty Thousand Dollars ($650,000) plus closing costs upon satisfaction of certain conditions (the “Transaction”). The Premises are located in the Township of Old Bridge, Middlesex County, New Jersey, commonly known as 160 Route 35 North, Cliffwood Beach, New Jersey 08857, and identified on the tax assessment map of said township as Lots 4 & 5 in Block 215.

The Premises shall include all rights and easements appurtenant to the Premises. The Premises shall include all of the rights, titles and interests of the Seller pertaining to the Premises. The Premises also includes all personal property owned by the Seller in connection with the Premises.

The foregoing sale is subject to Purchaser’s satisfactory due diligence and inspection of the Premises.

The Purchaser is not affiliated with the Company or its advisors, and no material relationship exists between the Company and the Purchaser, except in connection with the Transaction.

Item 7.01	Regulation FD Disclosure.

On May 23, 2013, the Company issued a press release announcing the sale of the Premises. The press release states that the closing of the sale will allow the Company to retire nearly 50% of its secured debt, which includes both senior debt and its secured mortgage.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release Dated May 23, 2013 , “Sterling Consolidated Announces Sale of Non-Strategic Cliffwood Beach, NJ Property”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Consolidated Corp.

Date: May 23, 2013	By:	/s/ Darren DeRosa
Darren DeRosa Chief Executive Officer

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